Exhibit 99.1
MaxLinear Revises Third Quarter Revenue Outlook
Carlsbad, Calif. -Sept 8, 2014 - MaxLinear, Inc. (NYSE: MXL) today announced that it currently anticipates revenue for the quarter ending September 30, 2014 to be approximately $32 million to $33 million, compared with prior guidance of between $36.5 million and $38.0 million. MaxLinear also announced that it expects gross margin for the third quarter of 2014 to be approximately 61%, compared with prior guidance of 62.0% to 62.5%. “Despite entering the third quarter with confidence in our guidance range, several of our cable and satellite customers have since requested push-outs of shipments previously scheduled for the current quarter. In our prior guidance for the third quarter, we had assumed a sequential decline in Cable revenues of approximately 2% to 5%. We now expect Cable revenues to decline sequentially by about 25%. These push-out requests are primarily related to 24-channel DOCSIS 3.0 cable modem and gateway solutions, where channel inventory appears to have built-up as a result of strong shipments in the first half of 2014. Consistent with prior practice, we will provide financial guidance for the fourth quarter of 2014 when we announce operating results for the current quarter ending September 30, 2014. At this time, we are also seeing preliminary indications of a slower product ramp in certain Satellite gateway platforms. We are continuing to review these trends, which could also affect our upcoming fourth quarter 2014 revenue guidance,” said Dr. Kishore Seendripu, President and CEO of MaxLinear.

Dr. Seendripu added: “Despite the near term challenges in our business, we remain enthusiastic about our long-term growth prospects and design win traction across our Cable and Satellite markets. We continue to focus on execution and entry into new target addressable markets for our industry leading broadband, full spectrum capture RF front-end technology platform in areas beyond Cable, Terrestrial, and Satellite TV applications.”
These financial results are preliminary and subject to MaxLinear’s customary quarterly closing and review procedures. No conference call will be held in conjunction with this press release.
MaxLinear will be presenting at the Deutsche Bank Conference in Las Vegas on September 11, 2014. The presentation will be available live via webcast at http://investors.maxlinear.com, and replays will be available at our website for two weeks after the conference. MaxLinear’s presentation is scheduled to begin at 8:50 a.m. (Pacific Time).
Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to current estimates of revenue and gross margin percentage for our quarter ending September 30, 2014, potential delays in the development of our satellite business, and the outlook for our cable and satellite businesses. Forward-looking statements are based on management's current, preliminary expectations and are subject to various risks and uncertainties including (among others) the potential for additional adverse changes in inventory trends among our cable customers; potential delays in the development of our satellite business; the availability of new information that adversely affects the assumptions underlying the guidance we are providing today, including assumptions relating to revenue recognition and factors affecting our gross margin percentage; substantial variability in our quarter to quarter operating results; the potential impact of consolidation among cable operators on our business and operating results; intense competition in our industry; the ability of our customers to cancel or reduce orders; uncertainties concerning how end user markets for our products will develop; our lack of long-term supply contracts and dependence on limited sources of supply; potential decreases in average selling prices for our products; currently pending intellectual property litigation; and the potential for additional intellectual property litigation, which is prevalent in our industry. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2014. All forward-looking statements are qualified in their entirety by this cautionary statement. MaxLinear is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events, or otherwise.